FORM 8-K. - CURRENT REPORT

             (As last amended in Rel. No. 34-36968, eff. 08/13/92.)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)                October 3, 1995
                                                                ---------------

                              Blessings Corporation
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                 (Exact name of registrant as specified in its charter)

            Delaware                   1-4684                      13-5566477
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   (name or other jurisdiction       (commission                 (IRS employer
       of incorporation)              file number)           identification no.)

                  200 Enterprise Drive, Newport News, VA              23603
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                  (address of principal executive offices)          (zip code)

Registrant's telephone number, including area code        (804) 887-2100
                                                  ----------------------------

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           (former name or former address, if changed since last report.)


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Item 5.           Other Events.
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                  See the press release dated October 3, 1995, disclosing third quarter 1995 earnings projection which is incorporated herein by reference.

CONTACT: James P. Luke
         Executive Vice President
         Secretary/Treasurer


                             FOR IMMEDIATE RELEASE



         NEWPORT NEWS, VA., October 3, 1995. Blessings  Corporation (AMEX symbol
BCO) announced today that it expects to report lower operating results for the company's third quarter ending on October 7, 1995. The Company stated that third quarter earnings are anticipated to be in a range of $.04 to $.08 per share compared to record earnings for the third quarter of 1994 of $.28 per share on 10,169,806 average common shares outstanding, restated to reflect the 2 for 1 stock split announced December 15, 1994.

         Dr. Elwood M. Miller, President and CEO of Blessings Corporation re-ported that there were several significant factors contributing to the weaker third quarter results:

         "First, profit margins continue to be depressed by the steep rise in raw material costs which occurred during the fourth quarter of 1994 and which remained at record levels through the first quarter of 1995. While these costs have begun to decline, and are now about 15% below their highs of earlier in the year, they remain approximately 30% above the average price of the prior five years. We expect this decline to continue through the remainder of the year and to stabilize during 1996 which should have a positive impact on margins."

         "Second, in addition to extreme market disruptions imposed by the cyclical and highly volatile raw material environment, the plastic film industry serving the healthcare market is broadly experiencing the effects of excess capacity resulting from downgauging in direct response to the higher raw material costs as well as from product redesign by healthcare disposable manufacturers." Dr. Miller noted that, "As a leader in thin gauge technology, Blessings is well positioned to benefit over the longer term from these trends. Unfortunately, the industry-wide excess capacity and the accelerated pace at which these changes have occurred have effected pricing and profitability further into the third quarter than originally anticipated."

         With regard to the Company's 60% owned Mexican subsidiary, NEPSA, Dr. Miller stated that: "Although relative financial stability has returned to Mexico, the consumer sector of the Mexican economy remains weak and NEPSA revenues will be less than previously forecast. We continue, however, to be optimistic about our future in Mexico and the export opportunity for the world-class printed and converted products which NEPSA produces. Despite the economic difficulties which Mexico has encountered, NEPSA's contribution to Blessings in 1995 has been a positive earnings per share benefit to shareholders."



         SIGNATURE
         ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Registrant:
                           ----------

                           BLESSINGS CORPORATION



                           By:         /s/  James P. Luke
                                      -------------------
                                      James P. Luke, Executive Vice President
                                      Secretary/Treasurer

Date:    October 10, 1995